FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2018 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 31, 2018) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or the "Company") today reported business results for the third quarter ended September 30, 2018.
Third Quarter 2018 Highlights

•	Net revenue of $221.3 million, 12% increase over the prior year

•	Net income of $56.3 million compared to $16.7 million in the prior year

◦	Adjusted net income of $21.9 million compared to $13.6 million in the prior year

•	Diluted earnings per share ("EPS") of $4.12 compared to $1.08 in the prior year

◦	Adjusted diluted EPS of $1.60 compared to $0.88 in the prior year

•	Adjusted EBITDA of $62.1 million, 7% increase over the prior year

CONSOLIDATED RESULTS	Third Quarter
(in millions, except per share data)	2018	2017

Net revenue	$221.3	$196.9
Net income	$56.3	$16.7
Adjusted net income(a)	$21.9	$13.6
Diluted EPS	$4.12	$1.08
Adjusted diluted EPS(a)	$1.60	$0.88
Adjusted EBITDA(a)	$62.1	$58.1

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.
On January 9, 2018, the Company closed the sale of its mobile gaming subsidiary, Big Fish Games Inc. ("Big Fish Games"), to Aristocrat Technologies, Inc. for aggregate consideration of approximately $990 million in cash ("Big Fish Transaction"). For purposes of our consolidated financial statements and information included in this release prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), the Big Fish Games segment is classified as held for sale and discontinued operations. Therefore, Big Fish Games is excluded from GAAP net revenue, operating income and adjusted EBITDA. Net income and diluted EPS include the results from Big Fish Games' discontinued operations. For purposes of our condensed consolidated statements of cash flows, the Company has included the results of Big Fish Games. See explanation of non-GAAP measures below.
On August 31, 2018, the Company closed the acquisition of the remaining 50% ownership of the Casino at Ocean Downs and Ocean Downs Racetrack located in Berlin, Maryland ("Ocean Downs") owned by Saratoga Casino Holdings LLC ("SCH") in exchange for liquidating the Company's 25% equity interest in SCH, which is the parent company of Saratoga Casino Hotel in Saratoga Springs, New York ("Saratoga New York") and Saratoga Casino Black Hawk in Black Hawk, Colorado ("Saratoga Colorado") (collectively, the "Ocean Downs/Saratoga Transaction"). Upon the closing of the Ocean Downs/Saratoga Transaction, the Company now owns 100% of Ocean Downs and has no equity interest or management involvement in Saratoga New York or Saratoga Colorado. The Company recorded a $54.9 million book gain ($42.3 million net of tax) on the Ocean Downs/Saratoga Transaction during the quarter ended September 30, 2018.
As part of the Ocean Downs/Saratoga Transaction, Saratoga Harness Racing, Inc. ("SHRI") has agreed to grant the Company and its affiliates exclusive rights to operate online real-money sports betting and real-money iGaming on behalf of SHRI in New York and Colorado for a period of fifteen years from the date of the signing of the Ocean Downs/Saratoga Transaction, should such states permit SHRI to engage in sports betting and iGaming, subject to payment of commercially reasonable royalties to SHRI.
In August 2018, we launched our BetAmerica Sportsbook at our two Mississippi properties, which is included in our Casino segment results. In September 2018, we opened our Derby City Gaming facility in Louisville, Kentucky, which is reported in our Other Investments segment.
Net revenue and adjusted EBITDA will be discussed in more detail below by Operating Segment.
The Company's third quarter 2018 net income increased $39.6 million to $56.3 million compared to $16.7 million for the prior year. The increase in net income was due to a:

•	$42.3 million net of tax gain on the acquisition of the remaining 50% equity interest in Ocean Downs in exchange for the 25% equity interest in Saratoga New York and Saratoga Colorado properties;

•
$6.2 million decrease in our income tax provision excluding the book tax on the Ocean Downs/Saratoga Transaction primarily from the reduction in the federal statutory corporate tax rate from 35% to 21% as a result of the Tax Cuts and Jobs Act;

•	$2.7 million decrease in net interest expense associated with lower outstanding debt balances; and

•	$0.2 million increase from other sources.

•	Partially offset by a:

◦
$6.5 million decrease in operating income driven primarily by the $5.0 million termination fee related to the July 2018 termination of the definitive purchase agreement for Lady Luck Casino Vicksburg in Vicksburg, Mississippi; and

◦	$5.3 million decrease in Big Fish Games' net income.
The Company's third quarter 2018 adjusted net income was $21.9 million compared to $13.6 million for the third quarter of 2017, and our adjusted diluted EPS was $1.60 in the third quarter of 2018 compared to $0.88 in the third quarter of 2017. The adjustments remove transaction expenses, gain on the Ocean Downs/Saratoga Transaction, Calder exit costs, pre-opening expenses included in Other Investments, and Big Fish Games net income, as described in our supplemental information to this press release.
OPERATING SEGMENT RESULTS:
We use adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	Third Quarter
(in millions)	2018	2017

Net revenue	$41.0	$41.9
Adjusted EBITDA	(1.2)	1.7
For the third quarter of 2018, net revenue decreased $0.9 million from the prior year due to a $1.4 million decrease in net revenue primarily from Arlington driven by lower attendance due to inclement weather. This decrease was partially offset by a $0.5 million increase at Churchill Downs due to a $0.9 million increase primarily from increased handle, partially offset by a $0.4 million decrease from timing of the impact of revenue recognition under ASC 606.
Adjusted EBITDA decreased $2.9 million from the prior year driven by a $1.6 million decrease at Churchill Downs relating to maintenance and other expenses and the timing of the impact of revenue recognition under ASC 606, a $0.8 million decrease at Fair Grounds Race Course primarily from higher insurance costs and taxes, and a $0.5 million decrease at Arlington from the net revenue decline.

TwinSpires	Third Quarter
(in millions)	2018	2017

Net revenue	$72.1	$66.1
Adjusted EBITDA	19.3	18.8
For the third quarter of 2018, net revenue increased $6.0 million primarily due to 1.0% handle growth, which was consistent with the industry, and the adoption of the new revenue recognition standard which resulted in changes between the classification of net revenue and marketing and content operating expenses.
Adjusted EBITDA increased $0.5 million primarily due to the increase in handle, partially offset by an increase in content expense.

Casino	Third Quarter
(in millions)	2018	2017

Net revenue	$105.0	$87.5
Adjusted EBITDA	45.7	39.5
For the third quarter of 2018, net revenue increased $17.5 million from the prior year primarily driven by:

•	$8.1 million increase at Ocean Downs due to the Ocean Downs/Saratoga Transaction, which resulted in the Company consolidating Ocean Downs results beginning on September 1, 2018;

•	$4.0 million increase at Calder due to competitor disruptions and the addition of a new smoking and gaming patio;

•	$3.7 million increase at Oxford primarily due to the hotel opening in December 2017 and the expanded gaming floor; and

•	$1.7 million increase at our Louisiana properties primarily from successful marketing and promotional activities.

Adjusted EBITDA increased $6.2 million primarily driven by:

•
$6.7 million increase from our wholly-owned Casino properties, including a $2.9 million increase at Ocean Downs, $1.9 million increase at Oxford, a $1.6 million increase at Calder, and a $0.3 million increase from our other properties, all of which were primarily driven by the increases in net revenue;

•	Partially offset by a $0.5 million decrease in our equity investments due to the Ocean Downs/Saratoga Transaction, which was partially offset by a strong performance at Miami Valley Gaming property.
Capital Management
At its regular scheduled meeting held October 30, 2018, the Board of Directors of the Company approved the following:

•	declaration of an annual cash dividend of $1.63 per share, to be paid on January 4, 2019 to all shareholders of record as of December 7, 2018;

•
a three-for-one stock split of the Company's common stock and a proportionate increase in the number of its authorized shares of common stock. The additional shares will be distributed on January 25, 2019 to shareholders of record on January 11, 2019. The Company's common stock will begin trading at the split-adjusted price on January 28, 2019; and

•
a new common stock repurchase program of up to $300.0 million. The new program will replace the prior $250.0 million program that was authorized in April 2017 and had unused authorization of $78.3 million. The new authorized amount includes and is not in addition to any unspent amount remaining under the prior authorization. Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time.

Conference Call
A conference call regarding this news release is scheduled for Thursday, November 1, 2018 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 2898556 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, November 1, 2018 and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA.
Adjusted net income and adjusted diluted EPS exclude impairment of tangible and intangible assets; gain or loss on disposal of assets; discontinued operations net income; loss on modification or extinguishment of debt; certain non-recurring income tax items; transaction expense, which includes acquisition and disposition related charges as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.

Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Transaction expense, net which includes:

◦	Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments; and

◦	Other transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Asset impairments;

•	Gain on Ocean Downs/Saratoga Transaction;

•	Gain on Calder land sale;

•	Calder exit costs;

•	Loss on extinguishment of debt;

•	Pre-opening expense; and

•	Other charges, recoveries and expenses
For purposes of segment reporting, adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the condensed consolidated statements of comprehensive income. Refer to the reconciliation of comprehensive income to adjusted EBITDA included herewith for additional information.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
Due to the Big Fish Transaction, the Company has presented Big Fish Games as held for sale and discontinued operations in the condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q. The Company has not allocated corporate and other certain expenses to Big Fish Games consistent with the discontinued operations presentation in the accompanying consolidated statements of comprehensive income. Accordingly, the prior year amounts were reclassified to conform to this presentation.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also a leader in brick-and-mortar casino gaming with approximately 8,000 gaming positions in six states. We have launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced our plans to enter additional U.S. real money online gaming and sports betting markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, was opened in September 2018 with 900 HRM machines. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: economic conditions on discretionary spending; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; catastrophic events and system failures disrupting our operations; security breaches and other security risks related to our technology, personal information, source code and other proprietary information; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2018	2017	2018	2017
Net revenue:
Racing	$37.6	$38.8	$243.8	$228.0
TwinSpires	71.8	65.9	228.7	198.4
Casino	105.0	87.5	301.3	263.3
Other Investments	6.9	4.7	16.2	14.0
Total net revenue	221.3	196.9	790.0	703.7
Operating expense:
Racing	43.9	40.8	165.1	153.7
TwinSpires	49.2	42.8	152.6	130.6
Casinos	72.2	60.7	204.3	185.5
Other Investments	7.8	4.3	17.4	13.1
Corporate	0.6	0.6	1.7	1.8
Selling, general and administrative expense	21.7	19.9	63.2	58.7
Calder exit costs	—	0.2	—	0.8
Transaction expense, net	5.4	0.6	8.9	1.1
Total operating expense	200.8	169.9	613.2	545.3
Operating income	20.5	27.0	176.8	158.4
Other income (expense):
Interest expense, net	(9.9)	(12.6)	(29.2)	(36.0)
Equity in income of unconsolidated investments	9.1	8.9	24.4	22.7
Gain on Ocean Downs/Saratoga transaction	54.9	—	54.9	—
Miscellaneous, net	0.1	0.1	0.5	0.8
Total other income (expense)	54.2	(3.6)	50.6	(12.5)
Income from continuing operations before provision for income taxes	74.7	23.4	227.4	145.9
Income tax provision	(16.7)	(10.3)	(52.1)	(57.9)
Income from continuing operations, net of tax	58.0	13.1	175.3	88.0
(Loss) income from discontinued operations, net of tax	(1.7)	3.6	166.1	14.3
Net income	$56.3	$16.7	$341.4	$102.3
Net income (loss) per common share data - basic:
Continuing operations	$4.27	$0.85	$12.65	$5.53
Discontinued operations	$(0.12)	$0.24	$11.99	$0.90
Net income per common share data - basic:	$4.15	$1.09	$24.64	$6.43
Net income (loss) per common share data - diluted:
Continuing operations	$4.24	$0.84	$12.58	$5.44
Discontinued operations	$(0.12)	$0.24	$11.92	$0.88
Net income per common share data - diluted:	$4.12	$1.08	$24.50	$6.32
Weighted average shares outstanding:
Basic	13.6	15.3	13.8	15.9
Diluted	13.7	15.5	13.9	16.2
Other comprehensive income:
Foreign currency translation, net of tax	$0.4	$0.5	$0.4	$0.1
Change in pension benefits, net of tax	0.2	0.1	—	0.1
Other comprehensive income	0.6	0.6	0.4	0.2
Comprehensive income	$56.9	$17.3	$341.8	$102.5

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$131.3	$51.7
Restricted cash	38.8	31.2
Accounts receivable, net	33.8	49.6
Income taxes receivable	—	35.6
Other current assets	26.4	18.9
Current assets of discontinued operations held for sale	—	69.1
Total current assets	230.3	256.1
Property and equipment, net	753.4	608.0
Investment in and advances to unconsolidated affiliates	107.9	171.3
Goodwill	337.8	317.6
Other intangible assets, net	264.8	169.4
Other assets	17.5	13.6
Long-term assets of discontinued operations held for sale	—	823.4
Total assets	$1,711.7	$2,359.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60.1	$54.1
Purses payable	20.8	12.5
Account wagering deposit liabilities	29.7	24.0
Accrued expense	83.0	75.8
Income taxes payable	0.5	—
Current deferred revenue	12.8	70.9
Current maturities of long-term debt	4.0	4.0
Dividends payable	—	23.7
Current liabilities of discontinued operations held for sale	—	188.2
Total current liabilities	210.9	453.2
Long-term debt, net of current maturities and loan origination fees	388.2	632.9
Notes payable, net of debt issuance costs	492.9	492.3
Non-current deferred revenue	21.1	29.3
Deferred income taxes	66.4	40.6
Other liabilities	17.5	16.0
Non-current liabilities of discontinued operations held for sale	—	54.8
Total liabilities	1,197.0	1,719.1
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 50.0 shares authorized; 13.6 shares issued and outstanding at September 30, 2018 and 15.4 shares at December 31, 2017	11.5	7.3
Retained earnings	504.1	634.3
Accumulated other comprehensive loss	(0.9)	(1.3)
Total shareholders' equity	514.7	640.3
Total liabilities and shareholders' equity	$1,711.7	$2,359.4

CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Nine Months Ended September 30,
(in millions)	2018	2017
Cash flows from operating activities:
Net income	$341.4	$102.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.8	73.3
Game technology and rights amortization	0.4	13.5
Acquisition expenses, net	—	1.7
Gain on sale of Big Fish Games	(219.5)	—
Gain on Ocean Downs/Saratoga transaction	(54.9)	—
Distributed earnings from equity investments	14.4	11.7
Big Fish Games earnout payment	(2.4)	(2.5)
Big Fish Games deferred payment	(2.0)	—
Equity in income of unconsolidated investments	(24.4)	(22.7)
Stock-based compensation	16.5	17.5
Deferred income taxes	24.7	(13.0)
Other	2.2	1.0
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Game software development	(0.3)	(17.1)
Income taxes	31.2	24.5
Deferred revenue	(43.6)	(27.4)
Other assets and liabilities	5.9	4.4
Net cash provided by operating activities	135.4	167.2
Cash flows from investing activities:
Capital maintenance expenditures	(19.9)	(26.7)
Capital project expenditures	(105.6)	(62.4)
Receivable from escrow	—	13.6
Acquisition of businesses, net of cash acquired	13.1	(23.1)
Proceeds from sale of Big Fish Games	970.7	—
Investment in joint venture	—	(24.0)
Other	(9.4)	(2.0)
Net cash provided by (used in) investing activities	848.9	(124.6)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	129.7	769.1
Repayments of borrowings under long-term debt obligations	(374.7)	(567.7)
Repayment of Ocean Downs debt	(54.7)	—
Big Fish Games earnout payment	(31.8)	(31.7)
Big Fish Games deferred payment	(26.4)	—
Payment of dividends	(23.5)	(21.8)
Repurchase of common stock	(514.7)	(181.1)
Other	(3.0)	1.5
Net cash used in financing activities	(899.1)	(31.7)
Net increase in cash, cash equivalents and restricted cash	85.2	10.9
Effect of exchange rate changes on cash flows	(0.6)	1.2
Cash, cash equivalents and restricted cash, beginning of period	85.5	83.0
Cash, cash equivalents and restricted cash, end of period	$170.1	$95.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net income	$56.3	$16.7	$341.4	$102.3

Adjustments, continuing operations:
Transaction expense, net	5.4	0.6	8.9	1.1
Calder exit costs	—	0.2	—	0.8
Pre-opening expense included in other investments	2.6	0.2	3.9	0.4
Gain on Ocean Downs/Saratoga transaction	(54.9)	—	(54.9)	—
Other	0.2	—	0.2	—
Income tax impact on net income adjustments(a)	10.6	(0.5)	7.5	(0.9)
Total adjustments, continuing operations	(36.1)	0.5	(34.4)	1.4
Gain on Big Fish Transaction, net of tax(b)	—	—	(168.3)	—
Big Fish Games net loss (income)(b)	1.7	(3.6)	2.2	(14.3)
Total adjustments	(34.4)	(3.1)	(200.5)	(12.9)
Adjusted net income	$21.9	$13.6	$140.9	$89.4

Adjusted diluted EPS	$1.60	$0.88	$10.11	$5.53

Weighted average shares outstanding - Diluted	13.7	15.5	13.9	16.2

(a) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b) Due to the Big Fish Transaction, the Big Fish Games segment is presented as a discontinued operation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net revenue from external customers:
Racing:
Churchill Downs	$8.5	$8.1	$165.4	$147.1
Arlington	23.7	25.0	49.7	51.5
Fair Grounds	4.8	5.0	26.8	27.5
Calder	0.6	0.7	1.9	1.9
Total Racing	37.6	38.8	243.8	228.0
TwinSpires	71.8	65.9	228.7	198.4
Casino:
Oxford Casino	28.9	25.2	79.3	69.2
Calder Casino	23.4	19.4	73.0	62.6
Riverwalk Casino	12.8	12.2	40.8	35.7
Harlow’s Casino	12.1	12.3	37.9	38.3
VSI	10.6	9.3	32.7	28.8
Fair Grounds Slots	9.1	8.7	28.9	27.7
Ocean Downs	8.1	—	8.1	—
Saratoga	—	0.4	0.6	1.0
Total Casino	105.0	87.5	301.3	263.3
Other Investments	6.9	4.7	16.2	14.0
Net revenue from external customers	$221.3	$196.9	$790.0	$703.7

Intercompany net revenue:
Racing:
Churchill Downs	$1.0	$0.9	$10.7	$9.6
Arlington	2.3	2.2	5.6	5.1
Fair Grounds	—	—	1.1	1.0
Calder	0.1	—	0.1	—
Total Racing	3.4	3.1	17.5	15.7
TwinSpires	0.3	0.2	1.1	0.8
Other Investments	0.9	1.0	3.6	3.7
Eliminations	(4.6)	(4.3)	(22.2)	(20.2)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2018
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate	Eliminations	Total
Net revenue	$41.0	$72.1	$105.0	$7.8	$—	$(4.6)	$221.3

Taxes & purses	(11.0)	(4.2)	(36.0)	(0.7)	—	—	(51.9)
Marketing & advertising	(1.2)	(0.6)	(3.4)	(0.1)	—	0.1	(5.2)
Salaries & benefits	(10.6)	(2.1)	(14.6)	(3.4)	—	—	(30.7)
Content expense	(3.4)	(37.3)	—	—	—	4.2	(36.5)
Selling, general & administrative expense	(4.2)	(2.9)	(6.2)	(1.2)	(2.6)	0.2	(16.9)
Other operating expense	(11.8)	(5.7)	(11.8)	(1.3)	(0.2)	0.1	(30.7)
Other income	—	—	12.7	—	—	—	12.7
Adjusted EBITDA	$(1.2)	$19.3	$45.7	$1.1	$(2.8)	$—	$62.1

	Three Months Ended September 30, 2017
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate(d)	Eliminations	Total
Net revenue	$41.9	$66.1	$87.5	$5.7	$—	$(4.3)	$196.9

Taxes & purses	(11.2)	(4.5)	(28.9)	—	—	—	(44.6)
Marketing & advertising	(1.0)	(1.1)	(3.1)	—	—	—	(5.2)
Salaries & benefits	(10.3)	(2.3)	(13.5)	(2.9)	—	—	(29.0)
Content expense	(3.8)	(30.9)	—	—	—	4.0	(30.7)
Selling, general & administrative expense	(3.9)	(3.2)	(5.5)	(0.8)	(3.1)	0.6	(15.9)
Other operating expense	(10.1)	(5.3)	(9.8)	(1.1)	0.1	—	(26.2)
Other income	0.1	—	12.8	0.2	—	(0.3)	12.8
Adjusted EBITDA	$1.7	$18.8	$39.5	$1.1	$(3.0)	$—	$58.1
(d) The Corporate segment includes corporate and other certain expenses of $0.7 million for the three months ended September 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

	Nine Months Ended September 30, 2018
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate	Eliminations	Total
Net revenue	$261.3	$229.8	$301.3	$19.8	$—	$(22.2)	$790.0

Taxes & purses	(55.7)	(12.2)	(101.8)	(0.7)	—	—	(170.4)
Marketing & advertising	(5.6)	(4.5)	(10.1)	(0.2)	—	0.3	(20.1)
Salaries & benefits	(34.5)	(6.6)	(41.7)	(10.2)	—	—	(93.0)
Content expense	(11.2)	(119.3)	—	—	—	20.3	(110.2)
Selling, general & administrative expense	(12.8)	(8.6)	(17.2)	(2.6)	(7.6)	0.9	(47.9)
Other operating expense	(43.4)	(19.7)	(33.0)	(3.7)	(0.5)	0.7	(99.6)
Other income	0.4	—	36.4	0.1	0.1	—	37.0
Adjusted EBITDA	$98.5	$58.9	$133.9	$2.5	$(8.0)	$—	$285.8

	Nine Months Ended September 30, 2017
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate(e)	Eliminations	Total
Net revenue	$243.7	$199.2	$263.3	$17.7	$—	$(20.2)	$703.7

Taxes & purses	(54.3)	(11.6)	(87.7)	—	—	—	(153.6)
Marketing & advertising	(3.9)	(6.7)	(9.1)	—	—	0.3	(19.4)
Salaries & benefits	(32.4)	(7.1)	(40.0)	(9.1)	—	—	(88.6)
Content expense	(11.7)	(96.5)	—	—	—	18.1	(90.1)
Selling, general & administrative expense	(11.9)	(8.9)	(16.3)	(2.3)	(8.5)	1.2	(46.7)
Other operating expense	(39.4)	(17.1)	(31.0)	(3.6)	(0.4)	0.6	(90.9)
Other income	0.6	—	33.1	0.3	—	—	34.0
Adjusted EBITDA	$90.7	$51.3	$112.3	$3.0	$(8.9)	$—	$248.4
(e) The Corporate segment includes corporate and other certain expenses of $2.1 million for the nine months ended September 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$56.9	$17.3	$341.8	$102.5
Foreign currency translation, net of tax	(0.4)	(0.5)	(0.4)	(0.1)
Change in pension benefits, net of tax	(0.2)	(0.1)	—	(0.1)
Net income	56.3	16.7	341.4	102.3
Loss (income) from discontinued operations, net of tax	1.7	(3.6)	(166.1)	(14.3)
Income from continuing operations, net of tax	58.0	13.1	175.3	88.0

Additions:
Depreciation and amortization	16.7	13.4	45.8	42.0
Interest expense	9.9	12.6	29.2	36.0
Income tax provision	16.7	10.3	52.1	57.9
EBITDA	$101.3	$49.4	$302.4	$223.9

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$3.9	$3.9	$13.1	$11.7
Other charges	0.2	—	0.2	—
Pre-opening expense	2.6	—	3.9	0.3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	3.6	4.0	12.2	10.6
Gain on Ocean Downs/Saratoga transaction	(54.9)	—	(54.9)	—
Transaction expense, net	5.4	0.6	8.9	1.1
Calder exit costs	—	0.2	—	0.8
Total adjustments to EBITDA	(39.2)	8.7	(16.6)	24.5
Adjusted EBITDA	$62.1	$58.1	$285.8	$248.4

Adjusted EBITDA by segment:
Racing	$(1.2)	$1.7	$98.5	$90.7
TwinSpires	19.3	18.8	58.9	51.3
Casinos	45.7	39.5	133.9	112.3
Other Investments	1.1	1.1	2.5	3.0
Corporate(d)	(2.8)	(3.0)	(8.0)	(8.9)
Adjusted EBITDA	$62.1	$58.1	$285.8	$248.4
(d) The Corporate segment includes corporate and other certain expenses of $0.7 million for the three months and $2.1 million for the nine months ended September 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Corporate allocated expense:
Racing	$(1.6)	$(1.5)	$(4.7)	$(4.3)
TwinSpires	(1.5)	(1.4)	(4.2)	(3.9)
Casinos	(2.2)	(1.8)	(6.3)	(5.3)
Other Investments	(0.4)	(0.3)	(1.1)	(1.0)
Corporate allocated expense	5.7	5.0	16.3	14.5
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the financial results for our unconsolidated affiliates:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net revenue	$105.2	$128.4	$322.1	$340.9

Operating and SG&A expense	76.4	97.9	240.5	263.3
Depreciation and amortization	5.9	5.2	19.0	16.1
Total operating expense	82.3	103.1	259.5	279.4
Operating income	22.9	25.3	62.6	61.5
Interest and other, net	(1.0)	0.3	(5.6)	(4.7)
Net income	$21.9	$25.6	$57.0	$56.8

(in millions)	September 30, 2018	December 31, 2017
Assets
Current assets	$21.5	$64.5
Property and equipment, net	98.0	234.6
Other assets, net	107.0	236.5
Total assets	$226.5	$535.6

Liabilities and Members' Equity
Current liabilities	$19.3	$100.3
Long-term debt, excluding current portion	1.6	110.1
Other liabilities	0.1	0.1
Members' equity	205.5	325.1
Total liabilities and members' equity	$226.5	$535.6

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the results for our unconsolidated affiliate, Miami Valley Gaming, LLC:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net revenue	$44.7	$39.6	$132.5	$123.0

Operating and SG&A expense	30.9	28.1	91.4	85.7
Depreciation and amortization	3.5	3.2	10.4	9.5
Total operating expense	34.4	31.3	101.8	95.2
Operating income	10.3	8.3	30.7	27.8
Interest and other, net	(0.3)	(0.6)	(1.2)	(1.9)
Net income	$9.9	$7.7	$29.5	$25.9

(in millions)	September 30, 2018	December 31, 2017
Assets
Current assets	$20.4	$18.1
Property and equipment, net	97.7	103.5
Other assets, net	107.0	106.6
Total assets	$225.1	$228.2

Liabilities and Members' Equity
Current liabilities	$18.9	$19.0
Long-term debt	1.6	7.1
Other liabilities	0.1	0.1
Members' equity	204.5	202.0
Total liabilities and members' equity	$225.1	$228.2